EXHIBIT 13

Federal ID#		% of voting shares	Insurer/ Non-Insurer
	Sun Life Financial Inc.	100.00%	Non-Insurer
38-1082080 80802 (CN)	Sun Life Assurance Company of Canada (including the United States Branch)	100.00%	Insurer
	UNITED STATES
04-3401283	Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc.	100.00%	Non-Insurer
04-3526207	Sun Life Financial (Japan), Inc.	100.00%	Non-Insurer
	MFS Japan Holdings LLC	50.00%	Non-Insurer
04-3579262	Sun Life Financial (U.S.) Holdings, Inc.	100.00%	Non-Insurer
04-3119940	IFMG Securities, Inc.	100.00%	Non-Insurer
06-1463728	LSC Insurance Agency of Nevada, Inc.	100.00%	Non-Insurer
04-3178139	LSC Insurance Agency of New Mexico, Inc.	100.00%	Non-Insurer
04-3210448	LSC Insurance Agency of Arizona, Inc.	100.00%	Non-Insurer
13-3585648	Independent Financial Marketing Group, Inc.	100.00%	Non-Insurer
13-3202391	IFS Agencies, Inc.	100.00%	Non-Insurer
34-1756557	IFS Insurance Agencies of Ohio, Inc.	100.00%	Non-Insurer
13-3855595	IFS Agencies of Alabama, Inc.	100.00%	Non-Insurer
13-3733657	IFS Agencies of New Mexico, Inc.	100.00%	Non-Insurer
75-2437731	IFS Insurance Agencies of Texas, Inc. ***	100.00%	Non-Insurer
73-1418611	IFMG of Oklahoma, Inc. ***	100.00%	Non-Insurer
04-2470476	MFS/Sun Life Financial Distributors, Inc.	50.00%	Non-Insurer
	Sun Life Financial (U.S.) Investments LLC	100.00%	Non-Insurer
04-3401285	Sun Life of Canada (U.S.) Financial Services Holdings, Inc.	99.6%	Non-Insurer
04-2747644	Massachusetts Financial Services Company	93.6%	Non-Insurer
04-2470476	MFS/Sun Life Financial Distributors, Inc.	50.00%	Non-Insurer
	MFS Institutional Advisors, Inc.	100.00%	Non-Insurer
	MFS Institutional Advisors (Australia) Ltd.	100.00%	Non-Insurer
	MFS Fund Distributors, Inc.	100.00%	Non-Insurer
	MFS International Ltd.	100.00%	Non-Insurer
	MFS International (U.K.) Ltd.	100.00%	Non-Insurer
	MFS International S.C. Ltda.	100.00%	Non-Insurer
	Vertex Investment Management, Inc.	100.00%	Non-Insurer
	MFS Retirement Services, Inc.	100.00%	Non-Insurer
	MFS Service Center, Inc.	100.00%	Non-Insurer
	MFS Heritage Trust Company	100.00%	Non-Insurer
	MFS Investment Management (LUX) S.A.	100.00%	Non-Insurer
	MFS Original Research Advisers, LLC	100.00%	Non-Insurer
	MFS Original Research Partners, LLC	100.00%	Non-Insurer
	MFS Japan Holdings LLC	50.00%	Non-Insurer
	MFS Investment Management K.K.	100.00%	Non-Insurer
04-3365782	Sun Life of Canada (U.S.) Holdings, Inc.	100.00%	Non-Insurer
04-3292937	Sun Canada Financial Co.	100.00%	Non-Insurer
04-6834556	Sun Life of Canada (U.S.) Capital Trust I	**	Non-Insurer
04-3365791	Sun Life of Canada (U.S.) Limited Partnership I	*	Non-Insurer
04-2461439 79065 DE	Sun Life Assurance Company of Canada (U.S.)	100.00%	Insurer
04-3365780	Sun Life of Canada (U.S.) Holdings General Partner, Inc.	100.00%	Non-Insurer
04-2845273 72664 NY	Sun Life Insurance and Annuity Company of New York	100.00%	Insurer
04-2632710	Sun Benefit Services Company, Inc.	100.00%	Non-Insurer

04-3394396	Sun Life of Canada (U.S.) SPE 97-I, Inc	100.00%	Non-Insurer
04-2476246	Clarendon Insurance Agency, Inc.	100.00%	Non-Insurer
04-3132283	Sun Capital Advisers, Inc.	100.00%	Non-Insurer
02-0430860	Vision Financial Corporation	100.00%	Non-Insurer
04-3574531	Sun Life Financial (U.S.) Finance, Inc.	100.00%	Non-Insurer
61-0403075 64602 RI	Independence Life and Annuity Company	100.00%	Insurer
	SLF Private Placement Investment Company I, LLC	100.00%	Non-Insurer
72-1543013	Presidio Apartments LLC	100.00%	Non-Insurer
	Plaza West LLC	100.00%	Non-Insurer
	Crosspointe Shops II LLC	100.00%	Non-Insurer
	Crosspointe Shops I LLC	100.00%	Non-Insurer
	FOREIGN
	Sun Life Financial Quantitative Management Inc.	100.00%	Non-Insurer
	CI Fund Management Inc.	34.00%	Non-Insurer
	CI Mutual Funds Inc.	100.00%	Non-Insurer
	CI GP Limited	100.00%	Non-Insurer
	CI Fund Services Inc.	100.00%	Non-Insurer
	CI Global Holdings Inc.	100.00%	Non-Insurer
	Altrinsic Global Advisors, LLC	25.00%	Non-Insurer
	Altrinsic Advisors, LLC	51.00%	Non-Insurer
	Altrinsic Advisors, LLC	49.00%	Non-Insurer
	Webb Capital Management LLP	55.00%	Non-Insurer
	CI Global Holdings USA Inc.	100.00%	Non-Insurer
	BPI Global Asset Management LLP	66.00%	Non-Insurer
	Sun Life Financial Advisory Inc.	100.00%	Non-Insurer
	IQON Financial Management Inc.	100.00%	Non-Insurer
	IQON Financial Inc.	100.00%	Non-Insurer
	IQON Insurance Brokerage Inc.	75.50%	Non-Insurer
	McLean Budden Limited	55.8%	Non-Insurer
	McLean Budden Funds Inc.	100.00%	Non-Insurer
	Sun Life Capital Trust	100.00%	Non-Insurer
	3060097 Nova Scotia Company	100.00%	Non-Insurer
	Sun Life Financial Trust Inc.	100.00%	Non-Insurer
	258256 Holdings Limited	50.00%	Non-Insurer
	1245792 Ontario Inc.	100.00%	Non-Insurer
	The Stormont Electric Light & Power Company	100.00%	Non-Insurer
	The Glengarry and Stormont Railway Company	71.30%	Non-Insurer
	SECLON Inc.	30.00%	Non-Insurer
	seclonLogic inc.	30.00%	Non-Insurer
	279906 Ontario Limited	50.00%	Non-Insurer
	S. & M. Developments Ltd.	100.00%	Non-Insurer
	169086 Canada Limited	100.00%	Non-Insurer
	Sun Life Financial Realty Advisors Inc.	100.00%	Non-Insurer
	Preferred Vision Services Inc.	20.00%	Non-Insurer
	Canadian Insurers Capital Corporation I	19.05%	Non-Insurer
	Canadian Insurers Capital Corporation II	21.43%	Non-Insurer
	Amaulico Fund Ltd.	100.00%	Non-Insurer
	Amaulico Ltd.	100.00%	Non-Insurer
	MCAP Service Corporation	40.00%	Non-Insurer
289907-8	Clarica Trustco	100.00%	Non-Insurer
	Synera Financial Services Inc.	50.00%	Non-Insurer
	Clarica Trust Company	100.00%	Non-Insurer
	Clarica Financial Services Inc.	50.00%	Non-Insurer
	Synera Financial Services Inc.	50.00%	Non-Insurer
	Clarica Financial Services Inc.	50.00%	Non-Insurer
321232-7	Clarica Investco Inc.	100.00%	Non-Insurer
0995169	Clarica MEEL Holdings Limited	100.00%	Non-Insurer
154014	Mississauga Executive Enterprises Ltd.	50.00%	Non-Insurer
	3399435 Canada Inc.	100.00%	Non-Insurer
	Sun Life Reinsurance Holdings Limited	100.00%	Non-Insurer
	Sun Life Reinsurance Company Limited	100.00%	Insurer
	Sun Life Reinsurance (Ireland) Limited	100.00%	Insurer
	Sun Life (India) AMC Investments Inc.	100.00%	Non-Insurer
	Birla Sun Life Trustee Company Limited	50.00%	Non-Insurer
	Birla Sun Life Asset Management Company Limited	50.00%	Non-Insurer
	Birla Sun Life AMC (Mauritius) Limited	100.00%	Non-Insurer
	Sun Life (India) Distribution Investments Inc.	100.00%	Non-Insurer
	Birla Sun Life Distribution Company Limited	50.0001%	Non-Insurer
	BSDL Insurance Advisory Services Ltd.	100.00%	Non-Insurer
	Sun Life (India) Securities Investments Inc.	100.00%	Non-Insurer
	Birla Sun Life Securities Limited	49.00%	Non-Insurer
	Sun Life Financial (India) Insurance Investments Inc.	100.00%	Non-Insurer
	Birla Sun Life Insurance Company Limited	26.00%	Insurer
	Sun Life Financial (Hungary) Investments Inc.	100.00%	Non-Insurer
	Sun Life (Hungary) Group Financing Limited Liability Company	50.98%	Non-Insurer
	Sun Life of Canada UK Holdings plc	100.00%	Non-Insurer
	SLC Financial Services (U.K.) Limited	100.00%	Non-Insurer
	Confederation Capital Corp. plc	10.00%	Non-Insurer
	Confederation Property Services Limited	100.00%	Non-Insurer
	Sun Life Assurance Company of Canada (U.K.) Limited	100.00%	Insurer
	Confederation Capital Corp. plc	90.00%	Non-Insurer
	BHO Lease Company Limited	100.00%	Non-Insurer
	Sun Life of Canada Independent Limited	100.00%	Non-Insurer
	Confederation U.K. Holdings Limited	100.00%	Non-Insurer
	Confederation Life Insurance Company (U.K.) Limited	100.00%	Insurer
	Sun Life Financial of Canada Trustee Limited	100.00%	Non-Insurer
	Sun Life of Canada Nominees Limited	100.00%	Non-Insurer
	Sun Life Information Services Ireland Limited	100.00%	Non-Insurer
	Sun Life Everbright Life Insurance Company Limited	50.00%	Insurer
	Sun Life Financial (Hong Kong) Limited	100.00%	Insurer
04-3638553	Sun Life Financial (Bermuda) Holdings, Inc.	100.00%	Non-Insurer
52-2301409	Sun Life Financial Insurance and Annuity Company (Bermuda) Ltd.	100.00%	Insurer
	Sun Life Financial Investments (Bermuda) Ltd.	100.00%	Non-Insurer
	Sun Life of Canada International Assurance Limited	100.00%	Insurer
	Sun Life Assurance Company of Canada (Barbados) Limited	100.00%	Insurer
	Sun Life Inversiones S.A.	100.00%	Non-Insurer
	Administradora de Fondos de Pensiones Cuprum S.A.	31.72%	Non-Insurer
	PT Sun Life Financial Indonesia	86.95%	Insurer
	Sun Life (Hungary) Group Financing Limited Liability Company	49.02%	Non-Insurer
	Sun Life of Canada (U.K.) Overseas Investment Limited	100.00%	Non-Insurer
	Sun Life of Canada (Netherlands) B.V.	50.00%	Non-Insurer
	Sun Life of Canada (Philippines), Inc.	100.00%	Insurer
	Sun Life Asset Management Company, Inc.	100.00%	Non-Insurer
	Sun Life Financial Plans, Inc.	100.00%	Non-Insurer
	Sun Life of Canada (Netherlands) B.V.	50.00%	Non-Insurer
	India Advantage Fund Limited	65.98% of Class C non voting shares	Non-Insurer

*

The sole general partner of Sun Life of Canada (U.S.) Limited Partnership I (the "Limited Partnership") is Sun Life of Canada (U.S.) Holdings General Partner, Inc. (the "General Partner"). The General Partner holds approximately 10% of the economic interest in Limited Partnership, while Sun Life of Canada (U.S.) Capital Trust I holds approximately 90% of the economic interest in the Limited Partnership.

**

Sun Life of Canada (U.S.) Holdings, Inc. owns 100% of the common undivided beneficial ownership interests in the assets of the Sun Life of Canada (U.S.) Capital Trust I, a statutory business trust organized in Delaware.

***

Pursuant to State Law, shares must be held by individuals, all of whom are officers of Independent Financial Marketing Group, Inc. or the entity in question, or both. If any of these individuals ceases to be so employed, the shares revert to the company at issue.

****

Effective December 31, 2002, Sun Life Assurance Company of Canada and its holding company affiliate, Clarica Life Insurance Company, amalgamated under Canadian Law into one Canadian stock life insurance company, that continues to operate under the name Sun Life Assurance Company of Canada. Sun Life Assurance Company of Canada continues to be a wholly-owned subsidiary of Sun Life Financial Services of Canada Inc.